Exhibit 99.1

U.S. AUTO PARTS NETWORK, INC. REPORTS THIRD QUARTER 2012 RESULTS

•	Net sales $73.0 million.

•	Adjusted EBITDA $2.7 million.

•	Gross margin 31.4%.

CARSON, California, November 6, 2012— U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of automotive aftermarket parts and accessories, today reported net sales for the third quarter ended September 29, 2012 (“Q3 2012”) of $73.0 million compared with the third quarter ended October 1, 2011 (“Q3 2011”) net sales of $78.6 million, a decrease of 7.1% from Q3 2011 net sales. Q3 2012 net loss was $2.7 million or $0.09 per share, compared with Q3 2011 net loss of $5.3 million or $0.17 per share. The Company generated Adjusted EBITDA of $2.7 million for Q3 2012 compared to $3.1 million for Q3 2011, a decrease of 14.1% from Q3 2011. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see non-GAAP Financial Measures below.

“This quarter we executed well by growing margins and by achieving double digit growth in both our online marketplace and offline businesses. However, as expected, we are still battling headwinds with respect to customer acquisition and online traffic to our sites, all of which we are addressing strategically.” stated Shane Evangelist.

Q3 2012 Financial Highlights

•

Net sales decreased $5.6 million, or 7.1%, for Q3 2012 compared to Q3 2011. Our Q3 2012 net sales consisted of online sales, representing 90.8% of the total (compared to 94.0% in Q3 2011), and offline sales, representing 9.2% of the total (compared to 6.0% in Q3 2011). The net sales decrease was primarily due to a decline of $7.6 million, or 10.2%, in online sales, partially offset by a $2.0 million, or 42.0%, increase in offline sales. Online sales decreased primarily due to a 9.5% reduction in e-commerce unique visitors and a decline in average order value by 5.4%, partially offset by an increase of 2.8% in revenue capture (revenues retained after taking into consideration returns, credit card declines and product fulfillment). Our offline sales, which consist of our Kool-Vue™ and wholesale operations, continued to show solid growth.

•

Gross profit decreased $1.5 million, or 6.0%, in Q3 2012 compared to Q3 2011. Gross margin rate increased 0.4% to 31.4% in Q3 2012 compared to 31.0% in Q3 2011. Gross margin increased in Q3 2012 primarily due to improved margin from online sales.

•

Marketing expense was $12.9 million, or 17.7%, of net sales in Q3 2012, down from $14.0 million, or 17.8%, of net sales in Q3 2011. Online advertising expense, which includes catalog costs, was $5.0 million, or 7.5%, of online sales for Q3 2012, compared to $7.0 million, or 9.5%, of online sales for Q3 2011. Marketing expense, excluding online advertising, was $7.9 million, or 10.9%, of net sales for Q3 2012, compared to $7.0 million, or 8.9%, of net sales for Q3 2011. Online advertising expense decreased primarily due to reduction of catalog advertising costs of $0.9 million and non-catalog online advertising expenses of $1.1 million. Marketing expenses, excluding online advertising, increased primarily due to higher depreciation and amortization expense related to software deployments.

•

General and administrative expense was $4.9 million, or 6.7%, of net sales for Q3 2012, down from $9.1 million, or 11.6%, of net sales for Q3 2011. The decrease of $4.2 million, or 45.8%, for Q3 2012 compared to Q3 2011, was primarily due to WAG restructuring costs of $3.8 million in Q3 2011 compared to none in Q3 2012 and lower depreciation and amortization expense in Q3 2012.

•

Fulfillment expense was $5.7 million, or 7.8%, of net sales in Q3 2012, up from $4.4 million, or 5.7%, of net sales in Q3 2011. The increase of $1.2 million, or 27.8%, for Q3 2012 compared to Q3 2011, was primarily due to higher depreciation and amortization expense from software deployments.

•	Technology expense was $1.6 million, or 2.2%, of net sales in Q3 2012, down from $1.7 million, or 2.1%, of net sales in Q3 2011.

•	Capital expenditures for Q3 2012 were $2.5 million.

•	Cash and cash equivalents and investments were $1.2 million and total debt was $17.3 million as of September 29, 2012 compared to $1.5 million and $13.1 million as of June 30, 2012.

Q3 2012 Operating Metrics

	Q3 2012	Q3 2011	Q2 2012
Conversion Rate	1.50%	1.57%	1.62%
Customer Acquisition Cost	$7.74	$9.70	$7.10
Marketing Spend (% Internet Sales)	7.7%	9.7%	7.7%
Visitors (millions) [1]	38.1	42.1	39.2
Orders (thousands)	573	662	635
Revenue Capture (% Sales) [2]	83.9%	81.2%	84.4%
Average Order Value	$115	$122	$116

[1]	Visitors do not include traffic from media properties (e.g. AutoMD).
[2]	Revenue capture is the amount of actual dollars retained after taking into consideration returns, credit card declines and product fulfillment.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest expense, net; (b) income tax provision; (c) amortization of intangible assets and impairment loss; (d) depreciation and amortization; (e) share-based compensation expense; (f) loss on debt extinguishment; (g) legal costs to enforce intellectual property rights and (h) restructuring costs.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29 2012	October 1 2011	September 29 2012	October 1 2011
Net loss	$(2,711)	$(5,308)	$(5,195)	$(8,118)
Interest expense, net	118	283	500	719
Income tax provision	41	2	293	215
Amortization of intangible assets	331	338	1,012	3,328
Depreciation and amortization expense	3,785	3,126	11,533	9,202

EBITDA	1,564	(1,559)	8,143	5,346
Share-based compensation expense	450	623	1,408	1,946
Loss on debt extinguishment	—	—	360	—
Legal costs to enforce intellectual property rights	—	211	—	443
Restructuring costs	640	3,816	640	6,591

Adjusted EBITDA	$2,654	$3,091	$10,551	$14,326

Conference Call

The conference call is scheduled to begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, November 6, 2012. Participants may access the call by dialing 877-941-4774 (domestic) or 480-629-9760 (international). In addition, the call will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived for two weeks. A telephone replay will be available through November 20, 2012. To access the replay, please dial 877-870-5176 (domestic) or 858-384-5517 (international), passcode 4569475.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.autopartswarehouse.com, www.jcwhitney.com, www.partstrain.com, www.stylintrucks.com and www.AutoMD.com and the Company’s corporate website is located at www.usautoparts.net .

U.S. Auto Parts is headquartered in Carson, California.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future operating results and financial condition, impact of changes in our key operating metrics, our potential growth and our liquidity requirements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the Company’s ability to integrate and achieve efficiencies of acquisitions, economic downturn that could adversely impact retail sales; marketplace illiquidity; demand for the Company’s products; increases in commodity and component pricing that would increase the Company’s per unit cost and reduce margins; the competitive and volatile environment in the Company’s industry; the Company’s ability to expand and price its product offerings, control costs and expenses, and provide superior customer service; the mix of products sold by the Company; the effect and timing of technological changes and the Company’s ability to integrate such changes and maintain, update and expand its infrastructure and improve its unified product catalog; the Company’s ability to improve customer satisfaction and retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement the Company’s business plans both domestically and internationally; the Company’s cash needs, including requirements to amortize debt; regulatory restrictions that could limit the products sold in a particular market or the cost to produce, store or ship the Company’s products; any changes in the search algorithms by leading Internet search companies; the Company’s need to assess impairment of intangible assets and goodwill; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls; and any remediation costs or other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 29 2012	December 31 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,076	$10,335
Short-term investments	99	1,125
Accounts receivable, net of allowances of $231 and $183 at September 29, 2012 and December 31, 2011, respectively	8,583	7,922
Inventory	48,658	52,245
Deferred income taxes	446	446
Other current assets	4,370	3,548

Total current assets	63,232	75,621
Property and equipment, net	32,191	34,627
Intangible assets, net	8,997	9,984
Goodwill	18,854	18,854
Investments	—	2,104
Other non-current assets	1,358	1,026

Total assets	$124,632	$142,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,994	$41,303
Accrued expenses	8,674	11,565
Revolving loan payable	17,126	—
Current portion of long-term debt	—	6,250
Current portion of capital leases payable	84	135
Other current liabilities	4,044	7,702

Total current liabilities	62,922	66,955
Long-term debt, net of current portion	—	11,625
Capital leases payable, net of current portion	89	37
Deferred income taxes	1,970	1,596
Other non-current liabilities	1,551	1,079

Total liabilities	66,532	81,292

Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value; 100,000 shares authorized; 31,125 shares and 30,626 shares issued and outstanding at September 29, 2012 and December 31, 2011, respectively	31	31
Additional paid-in capital	159,446	157,140
Accumulated other comprehensive income	392	327
Accumulated deficit	(101,769)	(96,574)

Total stockholders' equity	58,100	60,924

Total liabilities and equity	$124,632	$142,216

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 29 2012	October 1 2011	September 29 2012	October 1 2011
Net sales	$73,014	$78,593	$241,169	$249,839
Cost of sales (1)	50,121	54,248	167,307	166,664

Gross profit	22,893	24,345	73,862	83,175

Operating expenses:
Marketing	12,909	14,002	39,337	41,953
General and administrative	4,926	9,096	15,510	25,739
Fulfillment	5,685	4,449	17,242	14,048
Technology	1,590	1,676	4,826	5,531
Amortization of intangible assets	331	338	1,012	3,328

Total operating expenses	25,441	29,561	77,927	90,599

Loss from operations	(2,548)	(5,216)	(4,065)	(7,424)

Other (expense) income :
Other (expense) income, net	(1)	201	34	279
Interest expense	(121)	(291)	(511)	(758)
Loss on debt extinguishment	—	—	(360)	—

Total other expense, net	(122)	(90)	(837)	(479)

Loss before income tax provision	(2,670)	(5,306)	(4,902)	(7,903)
Income tax provision	41	2	293	215

Net loss	(2,711)	(5,308)	(5,195)	(8,118)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	11	(18)	35	15
Unrealized gains on investments	1	34	30	61

Total other comprehensive income	12	16	65	76

Comprehensive loss	$(2,699)	$(5,292)	$(5,130)	$(8,042)

Basic and diluted net loss per share	$(0.09)	$(0.17)	$(0.17)	$(0.27)
Shares used in computation of basic and diluted net loss per share	30,854	30,571	30,716	30,522

(1)	Excludes depreciation and amortization expense which is included in marketing, general and administrative and fulfillment expense.

U.S. AUTO PARTS NETWORK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	September 29 2012	October 1 2011
Cash flows from operating activities:
Net loss	$(5,195)	$(8,118)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11,533	9,202
Amortization of intangible assets	1,012	3,328
Deferred income taxes	374	187
Share-based compensation	1,408	1,946
Stock awards issued for non-employee director service	43	—
Amortization of deferred financing costs	69	95
Loss on debt extinguishment	360	—
Loss from disposition of assets	4	—
Changes in operating assets and liabilities
Accounts receivable	(661)	(3,466)
Inventory	3,588	2,383
Other current assets	(881)	(105)
Accounts payable and accrued expenses	(12,138)	2,725
Other current liabilities	(3,659)	1,940
Other non-current liabilities	446	283

Net cash (used in) provided by operating activities	(3,697)	10,400

Cash flows from investing activities:
Additions to property and equipment	(7,853)	(11,140)
Proceeds from sale of property and equipment	14	—
Cash paid for intangible assets	(16)	(63)
Proceeds from sale of marketable securities and investments	3,171	2,100
Purchases of marketable securities and investments	(8)	(55)
Change in restricted cash	—	319
Purchases of company-owned life insurance	(166)	(281)
Proceeds from purchase price adjustment	—	787

Net cash used in investing activities	(4,858)	(8,333)

Cash flows from financing activities:
Proceeds from revolving loan payable	23,061	—
Payments made on revolving loan payable	(5,935)	—
Payment of debt extinguishment costs	(175)	—
Payments made on long-term debt	(17,875)	(4,562)
Payments of debt financing costs	(359)	(53)
Payments on capital leases	(104)	(122)
Proceeds from exercise of stock options	663	324
Other	—	(85)

Net cash used in financing activities	(724)	(4,498)

Effect of exchange rate changes on cash and cash equivalents	20	(13)

Net change in cash and cash equivalents	(9,259)	(2,444)
Cash and cash equivalents, beginning of period	10,335	17,595

Cash and cash equivalents, end of period	$1,076	$15,151

Supplemental disclosures of non-cash investing and financing activities:
Accrued asset purchases	$2,164	$1,191
Property acquired under capital lease	104	32
Unrealized gain on investments	30	58
Supplemental disclosures of consolidated cash flow information:
Cash paid for income taxes	17	9
Cash paid for interest	293	853

Investor Contacts:

David Robson, Chief Financial Officer

U.S. Auto Parts Network, Inc.

drobson@usautoparts.com

(310) 735-0085

Budd Zuckerman, President

Genesis Select Corporation

bzuckerman@genesisselect.com

(303) 415-0200